UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2005
BindView Development Corporation
(Exact name of registrant as specified in charter)

Texas (State of Incorporation)	000-24677 (Commission File No.)	76-0306721 (I.R.S. Employer Identification No.)

5151 San Felipe, 25th Floor Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 561-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Security Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
Summary of Employment Agreement - Matthew J. Miller
Summary of Employment Agreement - Donald E. Closser

Item 1.01. Entry into a Material Definitive Agreement.
     On September 7, 2005, BindView Development Corporation (“the Company”) entered into an executive employment agreement, change of control agreement, and indemnification agreement with Matthew J. Miller, Vice President Americas Sales, and with Donald E. Closser, Vice President R&D Houston. These agreements were in the Company’s standard forms of such agreement, with details as summarized in attached Exhibits 10.71 and 10.72 respectively.
Item 9.01. Financial Statements and Exhibits.
     The exhibits to this report are as follows:

Exhibit No.	Description
10.71	Summary of employment agreement, change of control agreement, and indemnification agreement between BindView Development Corporation and Matthew J. Miller, Vice President Americas Sales, with cross-reference to previously-filed forms of agreement.

10.72	Summary of employment agreement, change of control agreement, and indemnification agreement between BindView Development Corporation and Donald E. Closser, Vice president R&D Houston, with cross-reference to previously-filed forms of agreement.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BindView Development Corporation
Dated: September 13, 2005	By:	/s/ EDWARD L. PIERCE
Edward L. Pierce,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
     We undertake to furnish to any shareholder so requesting a copy of any of the following exhibits upon payment to us of the reasonable costs incurred by us in furnishing any such exhibit.

Exhibit No.	Description
10.71	Summary of employment agreement, change of control agreement, and indemnification agreement between BindView Development Corporation and Matthew J. Miller, Vice President Americas Sales, with cross-references to previously-filed forms of agreement.

10.72	Summary of employment agreement, change of control agreement, and indemnification agreement between BindView Development Corporation and Donald E. Closser, Vice President R&D Houston, with cross-references to previously-filed forms of agreement.